Exhibit 99.1

PRESS RELEASE

Fortress Transportation and Infrastructure Investors LLC Announces First Quarter 2015 Results

NEW YORK, June 3, 2015 — Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results as of and for the first quarter ended March 31, 2015. The Company’s financial statements are attached as an exhibit to this press release.

Initial Public Offering

On May 20, 2015, FTAI closed its initial public offering of 20,000,000 common shares. The total gross proceeds of the offering were approximately $340 million. Of the proceeds, approximately $21.25 million was used to pay underwriting discounts and commissions. The Company intends to use the net proceeds from the offering, together with other sources of capital and liquidity, for the acquisition of infrastructure and equipment assets in its target sectors—aviation, energy, intermodal transport and rail—as well as to opportunistically acquire assets across the transportation and transportation-related infrastructure markets. In addition, the Company intends to use the net proceeds for follow-on investments in existing assets, working capital and other general corporate purposes.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by FIG LLC, an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to how the Company intends to use the net proceeds from its initial public offering. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Alan Andreini

Investor Relations

Fortress Transportation and Infrastructure Investors LLC

(212) 798-6128

aandreini@fortress.com

Exhibit – Financial Statements

Fortress Transportation and Infrastructure Investors LLC

Consolidated Statements of Income (Unaudited)

(Dollar amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
Revenues
Equipment leasing revenues	$23,038	$7,696
Infrastructure revenues	10,935	—

Total revenues	33,973	7,696

Expenses
Operating expenses	14,719	537
General and administrative	348	227
Acquisition and transaction expenses	368	3,333
Management fees to affiliate	2,414	751
Depreciation and amortization	10,562	1,831
Interest expense	4,815	817

Total expenses	33,226	7,496

Other income
Equity in earnings of unconsolidated entities	1,241	1,604
Gain (loss) on sale of equipment, net	3	(40)
Interest income	187	6
Other income (expense)	(6)	(9)

Total other income	1,425	1,561

Income before income taxes	2,172	1,761
Provision for income taxes	230	159

Net income	1,942	1,602

Less: Net income (loss) attributable to non-controlling interests in consolidated subsidiaries	(3,506)	176

Net income attributable to members	$5,448	$1,426

Basic and Diluted Earnings Per Share	$0.10	$0.03
Weighted Average Shares Outstanding	53,502,873	53,502,873

Fortress Transportation and Infrastructure Investors LLC

Consolidated Balance Sheets (Unaudited)

(Dollar amounts in thousands, except share and per share amounts)

	March 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$37,292	$22,125
Restricted cash	16,431	21,084
Accounts receivable, net	10,123	9,588
Leasing equipment, net	502,945	509,379
Finance leases, net	99,872	102,813
Property, plant, and equipment, net	264,421	228,328
Investments in and advances to unconsolidated entities	21,823	21,569
Tendered bonds	298,000	298,000
Intangible assets, net	49,025	52,041
Goodwill	115,226	115,226
Other assets	23,461	24,048

Total assets	$1,438,619	$1,404,201

Liabilities
Accounts payable and accrued liabilities	$28,744	$42,784
Debt	588,603	592,867
Maintenance deposits	35,265	35,575
Security deposits	12,790	13,622
Other liabilities	6,413	5,856

Total liabilities	671,815	690,704

Commitments and Contingencies

Members’ Equity

Common Shares ($.01 par value per share; 2,000,000,000 shares authorized; 53,502,873 shares issued and outstanding	535	535
Additional Paid In Capital	657,404	613,683
Accumulated other comprehensive income	75	214

Members’ equity	658,014	614,432
Non-controlling interest in equity of consolidated subsidiaries	108,790	99,065

Total members’ equity	766,804	713,497

Total liabilities and members’ equity	$1,438,619	$1,404,201